Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT

Subsidiary Name	Jurisdiction of Incorporation
Altivity Packaging Grupo, S. de R.L. de C.V.	Mexico
Altivity Packaging Servicios, S. de R.L. de C.V.	Mexico
Graphic Packaging International Box Holdings Limited	UK
Graphic Packaging International Distribution Limited	UK
Field Container Queretaro (USA), L.L.C.	Delaware
Golden Equities, Inc.	Colorado
Golden Technologies Company, Inc.	Colorado
GPI Scotland Finance LP	UK
GPI Scotland Limited	UK
Graphic Packaging Flexible Canada ULC	Canada
Graphic Packaging Flexible Holdings, LLC	Delaware
Graphic Packaging International (Cyprus) Limited	Cyprus
Graphic Packaging International (Shanghai) Co., Ltd.	China
Graphic Packaging International Australia Pty Limited	Australia
Graphic Packaging International Bremen GmbH	Germany
Graphic Packaging International Canada Corporation	Canada
Graphic Packaging International Canada ULC	Canada
Graphic Packaging International do Brasil - Embalagens Ltda.	Brazil
Graphic Packaging International Enterprises, Inc.	Delaware
Graphic Packaging International Europe Carton Design Limited	UK
Graphic Packaging International Europe Cartons B.V.	Netherlands
Graphic Packaging International Europe Finance & Real Estates B.V.	Netherlands
Graphic Packaging International Europe Holdings B.V.	Netherlands
Graphic Packaging International Europe Netherlands B.V.	Netherlands
Graphic Packaging International Europe Netherlands Holdings B.V.	Netherlands
Graphic Packaging International Europe S.A.	Belgium
Graphic Packaging International Europe UK Holdings Limited	UK
Graphic Packaging International Europe UK Limited	UK
Graphic Packaging International France	France
Graphic Packaging International Holding Company	Delaware
Graphic Packaging International Holding Sweden AB	Sweden
Graphic Packaging International Japan Ltd.	Japan
Graphic Packaging International Limited	UK
Graphic Packaging International Mexicana, S. de R.L. de C.V.	Mexico
Graphic Packaging International Operadora de Mexico, S. de R.L. de C.V.	Mexico
Graphic Packaging International Philanthropic Fund	Delaware
Graphic Packaging International S.p.A.	Italy
Graphic Packaging International Spain, S.A.	Spain
Graphic Packaging International UK Finance Limited	UK
Graphic Packaging International US Finance LLC	Delaware
Graphic Packaging International, Inc.	Delaware
Graphic Packaging UK Pension Trustee Company Limited	UK
Handschy Holdings, LLC	Delaware
Handschy Industries, LLC	Delaware
Graphic Packaging International Gateshead Ltd	UK
New Materials Limited	UK
Print Design & Graphics Ltd	UK
PrinTech Systems B.V.	Netherlands
Rengo Riverwood Packaging, Ltd.	Japan
Riverdale Industries, LLC	Delaware
Riverwood International Pension Trustee Company Limited	UK
Shoo 553 ltd	UK

Graphic Packaging International Bardon Ltd	UK
Rose City Holding Company	Delaware
Rose City Sub, Inc.	Delaware
Rose City Printing and Packaging, Inc.	Oregon
Graphic Packaging International Holdings Mexico, S. de R.L. de C.V.	Mexico
Graphic Packaging International Servicios, S. de R.L. de C.V.	Mexico